Ex-28.q.10

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, NATIONWIDE VARIABLE INSURANCE TRUST, a Delaware statutory trust (the “Trust”), which has filed or will file with the U.S. Securities and Exchange Commission (the “SEC”) under the provisions of the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, various Registration Statements and amendments thereto for the registration under said Acts of the Trust; and

WHEREAS, the undersigned is an Officer of the Trust, as indicated beside his name;

NOW, THEREFORE, the undersigned hereby constitutes and appoints ERIC E. MILLER, ALLAN J. OSTER and KATHERINE D. GIBSON, and each of them with power to act without the others, his attorney, with full power of substitution and re-substitution, for and in his name, place and stead, in any and all capacities, to approve and sign such Registration Statements and any and all amendments thereto, with power to affix the corporate seal of said Trust thereto and to attest said seal and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, hereby granting unto said attorneys, and each of them, full power and authority to do and perform all and every act and thing requisite to all intents and purposes as he might or could do in person, hereby ratifying and confirming that which said attorneys, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has herewith set his name and seal as of this 14th day of June 2017.

Principal Executive Officer /s/ Michael S. Spangler Michael S. Spangler, President and Chief Executive Officer

STATE OF OHIO	)
) ss:
COUNTY OF FRANKLIN	)

Before me, a Notary Public in and for said county and state, personally appeared Michael S. Spangler, known to me to be the person described in and who executed the foregoing instrument, and who acknowledged to me that he executed and delivered the same for purposes therein expressed.

WITNESS my hand and official seal this 14th day of June, 2017.

/s/ Stacey Angel
Stacey Angel
Notary Public

My Commission Expires: July 17, 2021

[SEAL]